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                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


                 We consent to the incorporation by reference in the Registration Statement of Systemed Inc. (Form S-8) pertaining to Non-Plan Stock Option Agreements issued in December 1993 and February 1994 of our report dated February 17, 1995, except for Note 10, the date for which is March 29, 1995 with respect to the consolidated financial statements and schedules of Systemed Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP

Orange County, California
August 30, 1995